                                                                EXHIBIT 99.1



NEWS RELEASE                                         FOR RELEASE OCT. 27, 2005
CONTACTS:                                            6 a.m. Eastern Time
Patty Frank, Investors, (513) 763-1992
Lori Dorer, Media, (513) 345-1685

         KENDLE DELIVERS DOUBLE-DIGIT OPERATING MARGINS; REPORTS RECORD NET SERVICE REVENUES AND NEW BUSINESS AWARDS FOR THIRD QUARTER 2005

     o Operating margin of 10.7% up from 7.3% in second quarter 2005 and 4.5% in the same quarter a year ago

     o    Third quarter EPS grows to $0.24

     o Third quarter net service revenues of $51.6 million represent a 20% increase over third quarter 2004

     o Operating income of approximately $5.5 million up from $3.7 million in previous quarter and $1.9 million in same quarter a year ago

     o Record new business awards of $85 million represent a 21.4% improvement from the same quarter a year ago

     o Total business authorizations of $300 million are an all-time Company high, up 33% from third quarter 2004

CINCINNATI, Oct. 27, 2005 -- Kendle (Nasdaq: KNDL), a leading, global full-service clinical research organization, today reported third quarter 2005 financial results.

Net service revenues for third quarter 2005 were $51.6 million, an increase of 20 percent over net service revenues of $42.9 million for third quarter 2004. Earnings per diluted share of $0.24 for the third quarter of 2005 represents a substantial increase over the $0.04 per share reported for the third quarter 2004.

Net service revenues by geographic region for the third quarter were 58 percent in North America, 39 percent in Europe and 3 percent in the Asia-Pacific region. The top five customers based on net service revenues accounted for 34 percent of net service revenues for third quarter 2005 compared to 39 percent of net service revenues for third quarter 2004.

Reimbursable out-of-pocket revenues and expenses were $12.9 million for third quarter 2005 compared to $8.8 million in the same quarter a year ago.

Income from operations for third quarter 2005 was approximately $5.5 million, or
10.7 percent of net service revenues, compared to income from operations of $1.9 million in third quarter 2004. Net income for the quarter was approximately $3.4 million, or $0.24 per diluted share, compared to net income of approximately $600,000, or $0.04 per diluted share, in third quarter 2004.

New business awards were a record $85 million for third quarter 2005. Contract cancellations for the quarter were $6 million. Total business authorizations, which consist of signed backlog and verbally awarded business, totaled an all-time Company high of $300 million at Sept. 30, 2005, up 33 percent from $225 million at Sept. 30, 2004.

"Kendle's continued strong performance and return to double-digit operating margins in the third quarter demonstrate the growing global strength and improved operational efficiency of our organization," said Candace Kendle, PharmD, Chairman and CEO. "We will continue to drive future operating margin improvement through our Working Smarter process improvement initiative, and believe that we are strongly positioned to meet our strategic business and financial objectives."

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Cash flow from operations for the quarter was a positive $3.9 million. Cash and marketable securities totaled $36.3 million, including $213,000 of restricted cash, and bank borrowings totaled $4.6 million at Sept. 30, 2005. Days sales outstanding in accounts receivable were 49 and capital expenditures for third quarter 2005 totaled $1.1 million.

Net service revenues for the nine months ended Sept. 30, 2005, were $149.2 million compared to net service revenues of $124.9 million for the nine months ended Sept. 30, 2004. Net service revenues by geographic region were 57 percent in North America, 40 percent in Europe and 3 percent in the Asia-Pacific region. The top five customers based on net service revenues accounted for 35 percent of net service revenues for the nine months ended Sept. 30, 2005.

Reimbursable out-of-pocket revenues and expenses were $34.9 million for the nine months ended Sept. 30, 2005, compared to $31.8 million in the same period a year ago.

Income from operations for the nine months ended Sept. 30, 2005, was approximately $12.0 million, or 8 percent of net service revenues, compared to $2.9 million or 2 percent of net service revenues, in the nine months ended Sept. 30, 2004. Net income for the first nine months of 2005 was approximately $7.0 million, or $0.50 per diluted share, compared to net income of $1.5 million or $0.11 per diluted share, in the first nine months of 2004.

Cash flow from operations for the nine months ended Sept. 30, 2005, was a positive $11.2 million. Capital expenditures for the nine-month period in 2005 totaled $3.7 million.

Kendle will host its third quarter 2005 conference call Oct. 27, 2005, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed at www.kendle.com. A replay of the Webcast will be available at www.kendle.com shortly after the call for on-demand replay through 5 p.m. Eastern Time on Nov. 25, 2005.


ABOUT KENDLE

Kendle International Inc. (Nasdaq: KNDL) is among the world's leading global clinical research organizations. We deliver innovative and robust clinical development solutions -- from first-in-human studies through market launch and surveillance -- to help the world's biopharmaceutical companies maximize product life cycles and grow market share. With the expertise of our more than 1,800 associates worldwide, Kendle has conducted clinical trials or provided regulatory, pharmacovigilance and validation services in 70 countries. Additional information and investor kits are available upon request from Kendle, 1200 Carew Tower, 441 Vine Street, Cincinnati, OH 45202 or from the Company's Web site at www.kendle.com.

Information provided herein, which is not historical information, such as statements about prospective earnings, revenue and earnings growth, are forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements, including the statements contained herein regarding anticipated trends in the Company's business, are based largely on management's expectations and are subject to and qualified by risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, competitive factors and industry consolidation, outsourcing trends in the pharmaceutical and biotechnology industries, the Company's ability to manage growth and to continue to

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attract and retain qualified personnel, the Company's ability to complete additional acquisitions and to integrate newly acquired businesses, the Company's ability to penetrate new markets, the fixed price nature of contracts or the loss of large contracts, cancellation or delay of contracts, the progress of ongoing contracts, the ability to maintain existing customer relationships or enter into new ones, cost overruns, the Company's sales cycle, the effects of exchange rate fluctuations, and other factors described in the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. No assurance can be given that the Company will be able to realize the net service revenues included in backlog and verbal awards. Kendle believes that its aggregate backlog and verbal awards are not necessarily a meaningful indicator of future results. All information in this release is current as of Oct. 27, 2005. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

                                       ###


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                            Kendle International Inc.
                   Condensed Consolidated Statement of Income
                      (In thousands, except per share data)
                                   (Unaudited)

                                                             Three Months Ended                       Nine Months Ended
                                                                September 30,                           September 30,
                                                        -----------------------------           -----------------------------
                                                          2005                2004                2005                2004
                                                        ---------           ---------           ---------           ---------
Net service revenues                                    $  51,581           $  42,920           $ 149,233           $ 124,923
Reimbursable out-of-pocket revenues                        12,865               8,776              34,936              31,774
                                                        ---------           ---------           ---------           ---------
Total revenues                                             64,446              51,696             184,169             156,697
                                                        ---------           ---------           ---------           ---------

Costs and expenses:
  Direct costs                                             27,451              23,794              80,329              71,276
  Reimbursable out-of-pocket costs                         12,865               8,776              34,936              31,774
  Selling, general and administrative expenses             16,738              14,973              50,634              43,640
  Depreciation and amortization                             1,851               2,237               6,228               6,806
  Severance and office consolidation costs                   --                  --                  --                   302
                                                        ---------           ---------           ---------           ---------
  Total costs and expenses                                 58,905              49,780             172,127             153,798
                                                        ---------           ---------           ---------           ---------

Income from operations                                      5,541               1,916              12,042               2,899

Other income (expense):
  Interest expense                                            (92)               (158)               (380)               (573)
  Interest income                                             234                 101                 674                 265
  Other                                                      (370)               (509)                (77)               (224)
  Gain on debt extinguishment                                --                  --                   300                 597
                                                        ---------           ---------           ---------           ---------

Income before income taxes                                  5,313               1,350              12,559               2,964

Income taxes                                                1,919                 750               5,578               1,480
                                                        ---------           ---------           ---------           ---------


Net income                                              $   3,394           $     600           $   6,981           $   1,484
                                                        =========           =========           =========           =========

Income per share data:
Basic:

      Net income per share                              $    0.25           $    0.05           $    0.52           $    0.11
                                                        =========           =========           =========           =========

      Weighted average shares outstanding                  13,633              13,231              13,413              13,141

Diluted:

      Net income per share                              $    0.24           $    0.04           $    0.50           $    0.11
                                                        =========           =========           =========           =========

      Weighted average shares outstanding                  14,258              13,413              13,926              13,373


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                            Kendle International Inc.
                       Selected Balance Sheet Information
                                 (In thousands)
                                   (Unaudited)

                                                 September 30, 2005           December 31, 2004
                                                 ------------------           -----------------
Cash, cash equivalents and
  marketable securities (including
  restricted cash)                                    $ 36,344                    $ 28,907

Net Receivables                                         35,411                      31,100

Total assets                                           164,720                     162,680

Bank borrowings                                          4,553                       7,203

Shareholders' equity                                   115,885                     102,775